Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form S-1 constituting a part of this Registration Statement of our report dated April 1, 2019, relating to the consolidated financial statements of AIM ImmunoTech, Inc. (formerly known as Hemispherx Biopharma, Inc.), which are contained in the Annual Report on Form 10-K of AIM ImmunoTech, Inc. for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Morrison, Brown, Argiz & Farra, LLC

Miami, FL
September 6, 2019